SUBSIDIARIES OF REGISTRANT

                                        JURISDICTION OF
                                        INCORPORATION OR
SUBSIDIARY                              ORGANIZATION

GWL Properties Inc.                     Colorado
Maxim Series Fund, Inc.                 Maryland
Financial Administrative Services
     Corporation1                       Colorado
One Corporation2                        Colorado
Great-West Benefit Services, Inc.       Delaware
GW Capital Management, Inc.             Colorado
Confed Admin Services, Inc.             Delaware
Benefits Communication Corporation3     Delaware
Westkin Properties Ltd.                 California
Great-West Realty Investments, Inc.     Delaware
BenefitsCorp Equities, Inc.             Delaware
Private Healthcare Systems, Inc.        Delaware
One Health Plan of California, Inc.     California
One Health Plan of Colorado, Inc.       Colorado
One Health Plan of Georgia, Inc.        Georgia
One Health Plan of Illinois, Inc.       Illinois
One Health Plan of Texas, Inc.          Texas
One Orchard Equities, Inc.              Colorado























1 Also doing business as Financial Administrative Services
Corporation of Colorado.

2 Formerly, Employee Benefit Services, Inc.

3 Also doing business as Benefits Insurance Services, Inc.